UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

Lineage Cell Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

California	001-12830	94-3127919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 287-8990

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

NeuroAirmid Acquisition

On November 12, 2026, Lineage Cell Therapeutics, Inc. (“Lineage” or the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with all of the stockholders (the “Sellers”) of NeuroAirmid Therapeutics, Inc. (“NeuroAirmid”), and Leslie Thompson, as the representative of the Sellers, pursuant to which Lineage acquired from the Sellers all of the outstanding shares of NeuroAirmid common stock (the “Acquisition”). As a result of the Acquisition, which closed concurrently with the execution of the Purchase Agreement, NeuroAirmid became Lineage’s wholly owned subsidiary.

In connection with the Acquisition, NeuroAirmid entered into an Amended and Restated Exclusive License Agreement, effective November 12, 2026 (the “License Agreement”), with The Regents of the University of California (“The Regents”), related to a pluripotent stem cell derived, clinical-stage neural cell therapy program, (hNSC-01) which Lineage calls HUNT1, for the treatment of Huntington’s Disease (HD).

HUNT1 is currently being evaluated in a Phase 1b/2a clinical study known as the REGEN4HD clinical study (ClinicalTrials.gov ID NCT07451613). The REGEN4HD clinical study is evaluating the safety and tolerability of a single dose, one-time administration of HUNT1 for the treatment of HD. Up to 21 patients will be enrolled across 5 planned cohorts, which will evaluate various doses of hNSC-01. Phase 1b of the REGEN4HD study will enroll up to 12 patients, across 4 cohorts (Cohorts A – D), at dose escalations of 2 million, 4 million, 8 million and 16 million cells. Phase 2a of the REGEN4HD study will enroll up to 9 patients (Cohort 2A), with a maximum tolerated dose to be determined from Phase 1b of the clinical study. The first 3 Cohort A patients will undergo unilateral administration of hNSC-01, with an option to undergo a similar transplant following approval from the study’s Data Safety Monitoring Board (DSMB). The primary safety outcome measure is the number of participants with treatment-related adverse events, after 6 and 12 weeks following dosing. Safety is assessed 6 weeks following each surgery for Cohort A patients, and at 12 weeks following surgeries for each Cohort B - D patients. Secondary outcome measures at 12 months following treatment include: number of participants with treatment-related adverse events; change in Total Motor Score; changes in functional imaging and structural magnetic resonance imaging; changes in cerebrospinal fluid neurofilament light chain, a biomarker associated with neuronal injury and neurodegeneration; changes in plasma neurofilament light chain; changes in cognitive function measured using the Mini-Mental State Examination and Stroop Word Reading Test; changes in Total Functioning Capacity; and changes in behavioral symptoms associated with HD, measured using the Problem Behaviors Assessment–short version.

The HUNT1 program has progressed into clinical development with the support of $16 million of translational funding from the California Institute for Regenerative Medicine (“CIRM”). The REGEN4D clinical study is being supported by a CIRM award of up to $12 million issued in April 2026, of which Lineage is responsible for paying up to $3.1 million over the term of the grant, which is expected to be through February 2030, in respect of a co-funding obligation that Lineage assumed in connection with the acquisition of NeuroAirmid, replacing CIRM’s co-funding arrangement. Lineage will assume responsibility for clinical development of the HUNT1 program following completion of the REGEND4HD clinical study, as well as for all future cell manufacturing, process development, scale up and optimization activities, potentially utilizing aspects of its proprietary AlloSCOPE cell manufacturing platform.

At the closing of the Acquisition, Lineage (i) paid $2.4 million in cash to the Sellers, (ii) issued an aggregate of 2.2 million Lineage common shares to the Sellers (which was calculated by dividing $2.1 million by the volume-weighted average price of Lineage common shares over the 20 trading days ending two days before the closing), (iii) paid $0.2 million into an expense fund for use by the Sellers’ representative, and (iv) paid an aggregate of $1.7 million to satisfy NeuroAirmid’s obligations to third parties. Lineage also agreed to pay up to the following amounts to the Sellers and in respect of obligations of NeuroAirmid at the closing: (a) up to $5.4 million on the first anniversary of the closing; (b) up to $48.0 million in the aggregate contingent upon achievement of specified clinical development and regulatory milestones relating to the HUNT1 program; and (c) for each sublicense, collaboration or other strategic transaction involving the HUNT1 program or for the sale of NeuroAirmid or the program, in each case that is completed before the tenth anniversary of closing and provides at least $5.0 million in qualifying proceeds to Lineage (which excludes contingent consideration, including earn-outs, milestones and royalties), the greater of (i) a low seven-figure dollar amount and (ii) a single-digit percentage of those proceeds, which single-digit percentage increases depending on the program’s development stage at the time of the transaction. Lineage may pay up to approximately 50% of the value of each post-closing payment to the Sellers in Lineage common shares, with the balance payable in cash, subject to NYSE American limits on share issuances without shareholder approval. During specified periods of time, Lineage agreed to use commercially reasonable efforts to achieve certain of the milestones relating to the HUNT1 program.

The Lineage common shares issued and issuable under the Purchase Agreement were not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued, or will be issued, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder. Within 60 days following the closing, Lineage agreed to file a registration statement to register for resale the Lineage common shares issued to the Sellers at the closing, and will use commercially reasonable efforts to cause such registration statement to be declared effective within 90 days after the closing.

NeuroAirmid was founded to advance human neural stem cell technologies for the treatment of HD. It was co-founded by Leslie M. Thompson, Ph.D., Donald Bren Professor of psychiatry and human behavior as well as neurobiology and behavior at the University of California, Irvine, who is the principal investigator of the REGEN4HD clinical study. In 2024, NeuroAirmid received an exclusive license from The Regents under specified patent rights relating to neural stem cell compositions and methods to treat neurodegenerative disorders, and a nonexclusive license to associated technology, to develop, manufacture and commercialize licensed products for neurological diseases, injuries and disorders, drug testing and diagnostics, and commercial in vitro assay uses, which license agreement has been amended and restated by the License Agreement (described below). NeuroAirmid has had nominal operations, does not have any employees, and has not generated any revenue. In connection with the Acquisition, Dr. Thompson and the other Sellers entered into customary consulting and noncompetition agreements with Lineage.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of Lineage and the Sellers.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference. The Purchase Agreement is included solely to inform investors of its terms, not to provide factual information about the Company, NeuroAirmid or the Sellers or to modify or supplement any factual disclosures about the Company in its reports filed with the SEC. The representations, warranties and covenants of the parties set forth in the Purchase Agreement have been made solely for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to SEC filings, and may have been used to allocate risk among the parties to the Purchase Agreement. Certain schedules and exhibits to the Purchase Agreement have been omitted, and the representations and warranties may not reflect the actual state of affairs when made or at any other time, and investors should not rely on them as statements of fact.

The License Agreement

Under the License Agreement, NeuroAirmid and Lineage (which are together referred to as Lineage for purposes of this summary of the License Agreement) received an exclusive license under specified patent rights relating to neural stem cell compositions and methods to treat neurodegenerative disorders, and a nonexclusive license to associated technology, to develop, manufacture and commercialize licensed products for neurological diseases, injuries and disorders, drug testing and diagnostics, and commercial in vitro assay uses. The patent license covers territories where the licensed patent rights exist or may arise, and the associated technology license is worldwide. Lineage also received exclusive rights to use specified clinical trial data for regulatory filings, nonexclusive rights to use that data to develop and commercialize licensed products, and rights of reference to the investigational new drug application (“IND”) supporting the ongoing REGEN4HD clinical study and the related data pending transfer of IND sponsorship. IND sponsorship is to transfer to Lineage within six months after the last patient is dosed in the ongoing REGEN4HD clinical study, or earlier by agreement of the parties.

The Regents retain noncommercial research and educational rights, including rights to complete the ongoing REGEN4HD clinical study. Lineage also has rights to negotiate licenses to specified improvements and, if negotiations are unsuccessful, to accept terms offered to third parties before The Regents license those improvements to them. The licensed rights are subject to applicable CIRM requirements and provisions permitting The Regents to license certain undeveloped products to third parties if Lineage does not pursue development or sublicensing as required.

Lineage must pay quarterly royalties on net sales by Lineage and its sublicensees, determined by product and country, at percentages in the low single digits, with a higher rate while a licensed product is covered by a valid patent claim in the country of sale or manufacture and a lower rate when no such claim applies. Beginning in the calendar year after the first commercial sale, a single aggregate annual minimum royalty applies across licensed products. For products approved for an orphan disease, the minimum increases over the initial commercial years from the low-five figures to the mid-five figures annually; for other products, the minimum increases over the same period from the high-five figures to the mid-six figures annually. Minimum royalties are creditable against earned royalties for the calendar year in which paid.

Lineage must also pay The Regents a percentage of sublicensing income in the low double digits and must reimburse The Regents for patent prosecution and maintenance costs. Specified subsequent assignments to nonaffiliates would trigger a minimum assignment fee to The Regents in the low-six figures, plus an additional low-six figures fee for each $5 million of assignment consideration.

Lineage must diligently develop and commercialize licensed products, obtain regulatory approvals, comply with reporting and recordkeeping requirements, and maintain insurance and provide third-party indemnification, subject to specified exceptions. Remaining development objectives require diligent efforts to establish approved chemistry, manufacturing and controls manufacturing and a new cGMP cell bank within three years, dose a patient in a pivotal trial supporting a biologics license application within eight years, and submit a marketing application within 15 years after the License Agreement’s effective date. Failure to satisfy diligence requirements may result in termination or conversion of the exclusive license to a nonexclusive license following notice and an opportunity to cure.

Unless earlier terminated, the patent license continues until expiration or abandonment of the last licensed patent rights, and the associated technology and clinical trial data licenses continue for 25 years after the first commercial sale of a licensed product in the United States or Europe. Upon expiration, but not earlier termination, the licenses convert to perpetual, irrevocable, fully paid-up, royalty-free, nonexclusive licenses if all amounts due have been paid. In addition to customary termination rights, The Regents may terminate for a breach not cured within 90 days after notice.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by its full text, a copy of which Lineage intends to file as an exhibit to its next periodic report.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.01 to the extent responsive to the disclosure requirements of Item 2.01 of Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2026, Lineage issued a press release announcing financial results for the quarter ended September 30, 2026, a copy of which is furnished as Exhibit 99.1.

The information under this Item 2.02 and in Exhibit 99.1 is being furnished and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of the registrant under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 of this report is incorporated by reference into this Item 3.02 to the extent responsive to the disclosure requirements of Item 3.02 of Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On November 12, 2026, Lineage issued a press release announcing the Acquisition, a copy of which is furnished as Exhibit 99.2 to this report.

The information in this Item 7.01 and in Exhibit 99.2 to this report is furnished and is not filed for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language, unless expressly incorporated by specific reference in that filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*+

Stock Purchase Agreement, dated as of November 12, 2026, by and among Lineage Cell Therapeutics, Inc., the stockholders of NeuroAirmid Therapeutics, Inc., and Leslie Thompson, as the sellers’ representative.

99.1	Press release issued November 12, 2026 (announcing financial results for the quarter ended September 30, 2026)
99.2	Press release issued November 12, 2026 (announcing the Acquisition)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
+ Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(2)(ii).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date:	November 12, 2026	By:	/s/ George A. Samuel III
		Name: Title:	George A. Samuel III General Counsel and Corporate Secretary